Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

SBARRO, INC.

ARTICLE I

SHAREHOLDERS

1. CERTIFICATES REPRESENTING SHARES. Certificates representing shares shall set forth thereon the statements prescribed by Section 508, and, where applicable, by Sections 505, 616, 620, 709, and 1002, of the Business Corporation Law and by any other applicable provision of law and shall be signed by the Chairman or a Vice-Chairman of the Board of Directors, if any, or by the Chief Executive Officer, the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee, or if the shares are listed on a registered national security exchange.

A certificate representing shares shall not be issued until the full amount of consideration therefor has been paid except as Section 504 of the Business Corporation Law may otherwise permit.

The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

2. FRACTIONAL SHARE INTERESTS. The corporation may issue certificates for fractions of a share which shall entitle the holder, in proportion to his fractional holdings, to exercise voting rights, receive dividends, and participate in liquidating distributions; or it may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

3. SHARE TRANSFERS. Subject to the restrictions, if any, stated or noted on the share certificate, shares may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate thereof, properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the certificate of incorporation, by these bylaws, the corporation shall be entitled to treat the record holder of shares as shown on its books as the owner of such shares for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto, regardless of any transfer, pledge or other disposition of such shares until the shares have been properly transferred on the books of the corporation.

4. DIVIDENDS. Dividends upon the capital share of the corporation, subject to the provisions of the certificate of incorporation of the corporation, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital share. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

5. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of the business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any purpose other than that specified in the preceding clause shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless directors fix a new record date under this paragraph for the adjourned meeting.

6. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

7. SHAREHOLDER MEETINGS.

(a) TIME. The annual meeting shall be held on the date fixed, from time to time, by the Board of Directors; provided that each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date fixed by the Board of Directors except when the Business Corporation Law confers the right to fix the date upon shareholders.

(b) PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of New York, as the Board of Directors may, from time to time, fix. Whenever the Board of Directors shall fail to fix such place, or, whenever shareholders entitled to call a special meeting shall call the same, the meeting shall be held at the office of the corporation in the State of New York.

(c) CALL. Annual meetings may be called by the Board of Directors or by any officer instructed by the Board of Directors to call the meeting. Special meetings may be called in like manner except when the Board of Directors is required by the Business Corporation Law to call a meeting, or except when the shareholders are entitled by the Business Corporation Law to demand the call of a meeting.

(d) NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting, and, unless it is an annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called; and, at any such meeting, only such business may be transacted which is related to the purpose or purposes set forth in the notice. If the Board of Directors shall adopt, amend, or repeal a bylaw regulating an impending election of directors, the notice of the next meeting for election of directors shall contain the statements prescribed by Section 601(b) of the Business Corporation Law. If any action is proposed to be taken which would, if taken, entitle shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 of the Business Corporation Law or an outline of its material terms. A copy of the notice of any meeting shall be given, personally or by first class mail, not fewer than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, to each shareholder at his, her or its record address or at such other address which such shareholder may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States post office department. If a meeting is adjourned to another time or place, and, if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice before or after the meeting. Waiver of notice may be written or electronic. If written, the waiver must be executed by the shareholder or the shareholder’s authorized officer, director, employee or agent by signing such waiver or causing his or her signature to be affixed to such waiver by any reasonable means, including, but not limited to, facsimile signature. If electronic, the transmission of the waiver must either set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The attendance of a shareholder at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him or her.

(e) SHAREHOLDER LIST AND CHALLENGE. A list of shareholders as of the record date, certified by the Secretary or other officer responsible for its preparation or by the transfer agent, if any, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

(f) CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the Chief Executive Officer, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

(g) PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the Business Corporation Law.

(h) INSPECTORS - APPOINTMENT. Inspectors may be appointed in the manner prescribed by the provisions of Section 610 of the Business Corporation Law, but need not be appointed except as otherwise required by those provisions.

(i) QUORUM. Except for a special election of directors pursuant to Section 603(b) of the Business Corporation Law, and except as herein otherwise provided, the holders of a majority of the votes of outstanding shares shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn the meeting despite the absence of a quorum.

(j) VOTING. Each share shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast in favor of or against such action except where the Business Corporation Law provides otherwise.

8. SHAREHOLDER ACTION WITHOUT MEETINGS. Whenever under the provisions of the Business Corporation Law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, signed by the holders of all outstanding shares entitled to vote thereon or, if the certificate of incorporation so permits, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the provisions of Section 615 of the Business Corporation Law.

ARTICLE II

GOVERNING BOARD

1. FUNCTIONS AND DEFINITIONS. The business and affairs of the corporation shall be managed under the direction of a governing board, which is herein referred to as the “Board of Directors” or “directors” notwithstanding that the members thereof may otherwise bear the titles of trustees, managers, or governors or any other designated title, and notwithstanding that only one director legally constitutes the Board of Directors. The word “director” or “directors” likewise herein refers to a member or to members of the governing board notwithstanding the designation of a different official title or titles. The use of the phrase “entire board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

2. QUALIFICATIONS AND NUMBER. Each director shall be at least eighteen years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of New York. The initial Board of Directors shall consist of seven (7) persons. Thereafter, the number of directors constituting the board shall be at least one. Thereafter, the number of directors may be increased or decreased by action of the directors, provided that any action of the directors to effect such increase or decrease shall require the vote of a majority of the entire Board. [No decrease shall shorten the term of any incumbent director.]

3. ELECTION AND TERM.

(a) The first Board of Directors shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim by the shareholders to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified; and directors who are elected in the interim by the directors to fill vacancies and newly created directorships shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business and until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of the remaining directors then in office, although less than a quorum exists.

(b) The Board of Directors shall designate annually, from among their number, a Chairman of the Board (the “Chairman”). The initial Chairman shall be the Chief Executive Officer of the corporation.

4. VACANCIES. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled only by vote of the holders of a majority of the voting power of the shares outstanding and entitled to vote in the election of directors at a meeting called for the purpose, subject to any requirements of the certificate of incorporation. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorporation or of these bylaws as to the number of directors required for a quorum or for any vote or other actions.

5. MEETINGS.

(a) TIME. Meetings shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board of Directors shall be held as soon after its election as the directors may conveniently assemble.

(b) PLACE. Meetings shall be held at such place within or without the State of New York as shall be fixed by the Board of Directors.

(c) CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, of the President, or of a majority of the directors in office.

(d) NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.

(e) QUORUM AND ACTION. A majority of the entire Board of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum; provided that a majority of such present directors are MidOcean Directors with the term “MidOcean Directors” meaning, collectively, the directors designated by MidOcean Partners III, L.P., MidOcean Partners IlI-A. L.P., MidOcean Partners III-D, L.P. and MidOcean Partners III-E, L.P. A majority of the directors present, whether or not a quorum is present may adjourn a meeting to another time and place. At all meetings of the Board of Directors, duly assembled and a quorum being present, all matters shall be decided by the affirmative vote of a majority of the directors present, except as required by law or as herein otherwise provided.

Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of said Board of Directors or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

(f) CHAIRMAN OF THE MEETING. The Chairman, if any and if present and acting, shall preside at all meetings. Otherwise, any other director chosen by the Board of Directors, shall preside.

(g) PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or any committee designated by such Board of Directors, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

6. REMOVAL OF DIRECTORS. Any or all of the directors may be removed from the Board of Directors for cause or without cause from time to time and of any, time by the shareholders.

7. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from their number one or more directors to constitute an Executive Committee and other committees, each of which, to the extent provided in the resolution designating it, shall have the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by Section 712 of the Business Corporation Law; provided that a majority of each committee of the Board of Directors shall be comprised of MidOcean Directors (unless no such director is willing to serve on the committee) and the Chief Executive Officer of the corporation shall serve on any Executive Committee or similar committee.

8. WRITTEN ACTION. Any action required or permitted to be taken by the Board of Directors or by any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of any committee thereof consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or of any such committee shall be filed with the minutes of the proceedings of the Board of Directors or of any such committee.

9. RELIANCE UPON BOOKS AND RECORDS. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers, employees, agents, committees, or by any other person as to matters the member reasonably believes are within such other person’s or persons’ professional or expert competence, and who has been selected with reasonable care by or on behalf of the corporation.

ARTICLE III

OFFICERS

The directors may elect or appoint a Chairman of the Board of Directors, a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as they may determine. Any two or more offices may be held by the same person.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected or appointed and qualified.

The Board of Directors may remove any officer for cause or without cause.

The duties and responsibilities of the officers shall be the following:

The Chairman of the Board of Directors. The Chairman of the Board of Directors, if one shall have been elected, shall be a member of the Board of Directors, an officer of the corporation, and, if present, shall preside at each meeting of the Board of Directors or shareholders. He shall advise the Chief Executive Officer, and in the Chief Executive Officer’s absence, other officers of the corporation, and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

The Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation. In the absence of the Chairman of the Board of Directors or if a Chairman of the Board of Directors shall have not been elected, the Chief Executive Officer (i) shall preside at all meetings of the shareholders and Board of Directors at which he or she is present; (ii) subject to the powers of the Board of Directors, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and (iii) shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall, with the consultation of the Chairman of the Board of Directors if one shall have been elected, set the agenda for meetings of the Board of Directors. The Chief Executive Officer shall have such other powers and perform such other duties as may be provided in these bylaws.

The President. The President, if any, shall, in the absence or disability of the Chief Executive Officer, act with all of the powers and be subject to all restrictions of the Chief Executive Officer. The President shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or these bylaws may, from time to time, prescribe, including acting as the Chief Operating Officer of the corporation.

Vice-Presidents. The Vice-President, if any, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors shall, in the absence or disability of both the Chief Executive Officer and the President, act with all. of the powers and be subject to all the restrictions of the Chief Executive Officer. The Vice-Presidents shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or these bylaws may, from time to time, prescribe.

The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the shareholders and record all the proceedings of the meetings in a book(s) to be kept for that purpose. Under the Chief Executive Officer’s supervision, the Secretary (i) shall give, or cause to be given, all notices required to be given by these bylaws or by law; (ii) shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or these bylaws may, from time to time, prescribe; and (iii) shall have custody of the corporate seal of the corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, or Secretary may, from time to time, prescribe.

The Treasurer and Assistant Treasurers. The Treasurer (i) shall have the custody of the corporate funds and securities; (ii) shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; (iii) shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the Board of Directors; (iv) shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; (v) shall render to the Chief Executive Officer and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the corporation; and (vi) shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or these bylaws may, from time to time, prescribe. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the corporation. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or Treasurer may, from time to time, prescribe.

Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

ARTICLE IV

RESIGNATIONS AND REMOVALS

Any director or officer may resign at any time by delivering his or her resignation in writing to the Chairman of the Board of Directors, if any, the Chief Executive Officer, or the Secretary or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. Except as may be otherwise provided by law, by the certificate of incorporation, by these bylaws, a director (including persons elected to fill vacancies on the Board of Directors) may be removed from office with or without cause by the vote of the holders of a majority of the voting power of the stock outstanding and entitled to vote in the election of directors at a meeting called for the purpose, subject to any requirements of the certificate of incorporation. The Board of Directors may at any time terminate or modify the authority of any agent.

ARTICLE V

OFFICES

The principal office of the Corporation shall be located in such City, County and State as the Board of Directors may, from time to time, determine and the business may require. The Corporation may also maintain offices at other places within or without the State of New York as the Board of Directors may, from time to time, determine and the business may require.

ARTICLE VI

VACANCIES

If the office of the Chairman of the Board of Directors, if any, the Chief Executive Officer, the President, the Treasurer or the Secretary becomes vacant, the Board of Directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor. Each such successor shall hold office for the unexpired term, and, in the case of the Chief Executive Officer, the President, the Treasurer and the Secretary until his or her successor is chosen and qualified or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Any vacancy of a directorship shall be filled as specified in Article 2.4 of these bylaws.

ARTICLE VII

STATUTORY NOTICES TO SHAREHOLDERS

The directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or any financial statement, as the case may be, which may be required by any provision of law, and which, more specifically, may be required by Sections 511, 515, 516, 517, 519, and 520 of the Business Corporation Law.

ARTICLE VIII

EXECUTION OF PAPERS

Except as the Board of Directors may, generally or in particular cases, authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the corporation shall be signed by the Chairman of the Board of Directors, if any, the Chief Executive Officer, the President, a Vice President, the Secretary or the Treasurer.

ARTICLE IX

SEVERABILITY

If any provision of these bylaws shall be held to be invalid, illegal, unenforceable, or in conflict with the certificate of incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these bylaws (including all portions of any section of these bylaws containing any such provision held to be invalid, illegal, unenforceable, or in conflict with the certificate of incorporation) that are not themselves invalid, illegal, unenforceable, or in conflict with the certificate of incorporation shall remain in full force and effect.

ARTICLE X

BOOKS AND RECORDS

The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and of any committee which the directors may appoint, and shall keep at the office of the corporation in the State of New York or at the office of the transfer agent or registrar, if any, in said State, a record containing the names and addresses of all shareholders, the number and class of shares held by each, and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE XI

CORPORATE SEAL

The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, New York”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE XII

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change from time to time, by the Board of Directors.

ARTICLE XIII

CONTROL OVER BYLAWS

The shareholders entitled to vote in the election of directors or the Board of Directors upon compliance with any statutory requisite may amend or repeal the bylaws and may adopt new bylaws, except that the Board of Directors may not amend or repeal any bylaw or adopt any new bylaw, the statutory control over which is vested exclusively in the said shareholders or in the incorporators. Bylaws adopted by the incorporators or by the Board of Directors may be amended or repealed by the said shareholders.